Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Broadmark Realty Capital Inc., of our reports dated August 9, 2019, relating to the following entities:

Entity	Period
PBRELF I, LLC	As of December 31, 2017, and for the two years ended December 31, 2017

PBRELF I, LLC	As of December 31, 2018, and for the year then ended

BRELF II, LLC	As of December 31, 2017, and for the two years ended December 31, 2017

BRELF II, LLC	As of December 31, 2018, and for the year then ended

BRELF III, LLC	As of December 31, 2018, and for the period from January 24, 2018 (date of inception) through December 31, 2018

BRELF IV, LLC	As of March 31, 2019, and for the period from February 28, 2019 (date of inception) through March 31, 2019

Pyatt Broadmark Management, LLC	As of December 31, 2018 and 2017, and for the three years in the period ended December 31, 2018

Broadmark Real Estate Management II, LLC	As of December 31, 2018 and 2017, and for the three years in the period ended December 31, 2018

Broadmark Real Estate Management III, LLC	As of December 31, 2018, and for the year then ended

Broadmark Real Estate Management IV, LLC	As of March 31, 2019, and for the period from January 1, 2019 (date of inception) through March 31, 2019 which reports appear in the Prospectus relating to the Registration Statement on Form S-11 of Broadmark Realty Capital, Inc. (File No. 333-235402).

/s/ Moss Adams LLP

Everett, Washington
January 31, 2020